UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Triangle Petroleum Corporation (the “Company”) held on November 16, 2012, the Company’s stockholders approved an amendment to the Company’s 2011 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from a maximum of 4,000,000 shares to an aggregate of 5,900,000 shares. As indicated in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on October 15, 2012 (the “2012 Proxy Statement”), the amendment approved at the 2012 Annual Meeting is reflected in an Amended and Restated 2011 Omnibus Incentive Plan, a copy of which was attached to the 2012 Proxy Statement as Annex F. The only change between the 2011 Omnibus Incentive Plan and the Amended and Restated 2011 Omnibus Incentive Plan is the increase in shares of common stock reserved for issuance. All other terms of the 2011 Omnibus Incentive Plan, which was previously approved at the Company’s 2011 Annual Meeting of Stockholders, remain unchanged. A description of the material terms of the Amended and Restated 2011 Omnibus Incentive Plan was included in the 2012 Proxy Statement under the heading “PROPOSAL 7 — APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2011 OMNIBUS INCENTIVE PLAN,” beginning on page 57 of the 2012 Proxy Statement, which description is incorporated herein by reference.

A copy of the Amended and Restated 2011 Omnibus Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the 2012 Annual Meeting on November 16, 2012 at its corporate offices located at 1200 17th Street, Suite 2600, Denver, Colorado 80202. At the close of business on October 8, 2012, the record date for the 2012 Annual Meeting, there were 44,318,486 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Company. At the 2012 Annual Meeting, 36,905,149 of the 44,318,486 outstanding shares of common stock entitled to vote, or approximately 83%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2012 Annual Meeting are described in detail in the 2012 Proxy Statement.

The voting results on the proposals presented for stockholder approval at the 2012 Annual Meeting were as follows:

Proposal 1

The Company’s stockholders elected six individuals to the Board of Directors to hold office until the Company’s 2013 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, as set forth below:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Peter Hill	26,416,249	875,560	9,613,340
Jonathan Samuels	27,040,691	251,118	9,613,340
F. Gardner Parker	23,455,815	3,835,994	9,613,340
Gus Halas	23,459,316	3,832,493	9,613,340
Randal Matkaluk	21,963,707	5,328,102	9,613,340
Roy A. Aneed	27,034,892	256,917	9,613,340

Proposal 2

The Company’s stockholders ratified and approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013, as set forth below:

FOR	AGAINST	ABSTAIN
36,687,484	183,584	34,081

Proposal 3

The Company’s stockholders approved the issuance of shares of common stock pursuant to the Company’s 5.0% Convertible Promissory Note issued in July 2012 and the related preemptive rights, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,789,676	478,232	23,901	9,613,340

Proposal 4

The Company’s stockholders approved the reincorporation of the Company from the State of Nevada to the State of Delaware pursuant to a merger of the Company with and into a newly formed Delaware corporation that will be a wholly owned subsidiary of the Company, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,180,617	81,486	29,706	9,613,340

Proposal 5

The Company’s stockholders approved an increase in the total number of shares of authorized common stock to 140,000,000, as set forth below:

FOR	AGAINST	ABSTAIN
29,478,730	7,292,558	69,969

Proposal 6

The Company’s stockholders failed to approve the authorization of 22,500,000 shares of preferred stock, which proposal required the affirmative vote of a majority of the Company’s outstanding shares of common stock, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,824,670	13,430,807	36,332	9,613,340

Proposal 7

The Company’s stockholders approved an amendment to the 2011 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from the a maximum of 4,000,000 shares to an aggregate 5,900,000 shares, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,051,650	8,190,017	50,142	9,613,340

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2011 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description

Exhibit 10.1*	Amended and Restated 2011 Omnibus Incentive Plan

* Filed herewith.